CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports dated November 25, 2013, with respect to the financial statements of Wells Fargo Advantage Asia Pacific Fund, Wells Fargo Advantage Diversified International Fund, Wells Fargo Advantage Emerging Markets Equity Fund, Wells Fargo Advantage Emerging Markets Equity Income Fund, Wells Fargo Advantage Global Opportunities Fund, Wells Fargo Advantage International Equity Fund, and Wells Fargo Advantage Intrinsic World Equity Fund (collectively referred to as the Wells Fargo Advantage International Equity Funds), seven of the funds comprising the Wells Fargo Funds Trust, as of October 31, 2013, incorporated herein by reference and to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

February 25, 2014